                                                                       EXHIBIT 3



                                   (VSNL LOGO)


                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10888
30 July 2004

Sir,

SUB : UN-AUDITED FINANCIAL RESULTS (PROVISIONAL) FOR THE FIRST QUARTER ENDED 30
      JUNE 2004.

     Pursuant to Clause 41 of the Listing Agreement with Indian Stock Exchanges, please find sent herewith Un-audited Financial Results (Provisional) for the first quarter ended 30 June 2004, which has been taken on record by the Board of Directors in their Meeting, held on 30 July 2004.

Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary
To :

1)   Security Code 23624, The Stock Exchange, Mumbai. Fax No.(22) 2722061,
     2721072.
2) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33)2202514/2283724.
3) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited. Fax Nos.: (22) 6598237/38.
6)   National Securities Depository Ltd. Fax Nos. : 497 29 93.
7)   Mr. Vijay Bhojwani, The Bank of New York. Fax No.204 49 42.
8)   Sharepro Services. Fax No. 2837 5646
9) Marc H. Iyeki,Director, New York Stock Exchange, Fax No: (212) 656-5071 /72 / Madhu Kannan, Managing Director, New York Stock Exchange, Fax No: (212) 265-2016
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199.
11)  Ms. Tarani, for SEC filing requirements, Fax 1195

                                   (VSNL LOGO)


                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.

                           UNAUDITED FINANCIAL RESULTS
                       FOR THE QUARTER ENDED 30 JUNE 2004

                                                                                                       (Rs. in Million)
-----------------------------------------------------------------------------------------------------------------------
                                                                              Unaudited for the         Audited for the
     Particulars                                                                Quarter ended              Year Ended
                                                                         ----------------------------------------------
                                                                          June 30,         June 30,         March 31,
                                                                            2004             2003             2004
-----------------------------------------------------------------------------------------------------------------------
1    Net Sales/Income from operations                                         7,944            8,364           31,635
-----------------------------------------------------------------------------------------------------------------------
2    Other Income                                                               248              408            1,585
-----------------------------------------------------------------------------------------------------------------------
3    Interest on Income Tax Refunds                                               -              491              491
-----------------------------------------------------------------------------------------------------------------------
     TOTAL INCOME                                                             8,192            9,263           33,711
-----------------------------------------------------------------------------------------------------------------------
4    Total Expenditure                                                        5,695            7,458           26,481
     ------------------------------------------------------------------------------------------------------------------
     a. Network Cost                                                          4,805            6,200           22,190
     ------------------------------------------------------------------------------------------------------------------
     b. Operating and Other Expenses                                            521              808            2,909
     ------------------------------------------------------------------------------------------------------------------
     c. Salaries and Related Costs                                              369              450            1,382
-----------------------------------------------------------------------------------------------------------------------
5    Depreciation                                                               547              387            1,717
-----------------------------------------------------------------------------------------------------------------------
6    Prior Period Adjustments                                                    (2)               -               (9)
-----------------------------------------------------------------------------------------------------------------------
7    PROFIT BEFORE TAX AND EXCEPTIONAL ITEMS                                  1,952            1,418            5,522
     (1+2+3)-(4+5+6)
-----------------------------------------------------------------------------------------------------------------------
8    Exceptional Items :
     ------------------------------------------------------------------------------------------------------------------
     a. Expenditure on Voluntary Retirement Schemes                               -             (387)          (1,030)
     ------------------------------------------------------------------------------------------------------------------
     b. Profit from sale of long term investment                                  -                -              941
-----------------------------------------------------------------------------------------------------------------------
9    Profit Before Tax (7+8a+8b)                                              1,952            1,031            5,433
-----------------------------------------------------------------------------------------------------------------------
10   Provision for Taxation                                                     684              373            1,656
     ------------------------------------------------------------------------------------------------------------------
       -   Current Tax                                                          495              447            1,356
     ------------------------------------------------------------------------------------------------------------------
       -   Deferred Tax                                                         189              (74)             300
-----------------------------------------------------------------------------------------------------------------------
11   NET PROFIT (9-10)                                                        1,268              658            3,777
-----------------------------------------------------------------------------------------------------------------------
12   Paid up Equity Share Capital (Face value of Rs.10/- per share)           2,850            2,850            2,850
-----------------------------------------------------------------------------------------------------------------------
13   Reserves excluding revaluation reserve (As per Balance Sheet                                              46,760
     of previous accounting year)
-----------------------------------------------------------------------------------------------------------------------
14   Basic & Diluted Earning per share (not annualized) (Rs)                   4.45             2.31            13.25
-----------------------------------------------------------------------------------------------------------------------
15   Aggregate of non-promoter shareholding
     ------------------------------------------------------------------------------------------------------------------
     (a) Number of Shares                                                77,752,618       77,752,618       77,752,618
     ------------------------------------------------------------------------------------------------------------------
     (b) Percentage of Shareholding                                           27.28            27.28            27.28
-----------------------------------------------------------------------------------------------------------------------

SEGMENT INFORMATION:


BUSINESS SEGMENTS:


                                                                                                         (Rs. in Million)
-------------------------------------------------------------------------------------------------------------------------
Particulars                                                     Unaudited for the   Unaudited for the     Audited for the
                                                                  Quarter ended       Quarter ended         Year ended
                                                                  June 30, 2004       June 30, 2003       March 31, 2004
-------------------------------------------------------------------------------------------------------------------------
SEGMENT REVENUE
-------------------------------------------------------------------------------------------------------------------------
International Telephony & Related Services                             6,090               7,273             27,177
-------------------------------------------------------------------------------------------------------------------------
Other Services                                                         1,854               1,091              4,458
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  7,944               8,364             31,635
-------------------------------------------------------------------------------------------------------------------------
Segment results before tax and interest from each segment
-------------------------------------------------------------------------------------------------------------------------
International Telephony & Related Services                             1,865               1,535              6,850
-------------------------------------------------------------------------------------------------------------------------
Other Services                                                         1,298                 753              3,046
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  3,163               2,288              9,896
-------------------------------------------------------------------------------------------------------------------------
Other Unallocable expenditure                                          1,459               2,156              7,480
-------------------------------------------------------------------------------------------------------------------------
Unallocable Income                                                       248                 899              3,017
-------------------------------------------------------------------------------------------------------------------------
Other unallocable expenditure, net of unallocable income              (1,211)             (1,257)            (4,463)
-------------------------------------------------------------------------------------------------------------------------
PROFIT BEFORE TAX                                                      1,952               1,031              5,433
-------------------------------------------------------------------------------------------------------------------------
Tax                                                                      684                 373              1,656
-------------------------------------------------------------------------------------------------------------------------
PROFIT AFTER TAX                                                       1,268                 658              3,777
-------------------------------------------------------------------------------------------------------------------------


NOTES ON SEGMENT INFORMATION:

     a) Revenue and expenses, which are directly identifiable to segments, are attributed to the relevant segment. The Company does not have any inter-segment revenues. Expenses on rent of satellite channels and landlines, and royalty and license fee on revenues from operations are allocated based on turnover. Certain expenses such as staff costs, operating and other expenses and depreciation are not allocable to segments and consequently have been classified as "other unallocable expenditure".

     b) Segment total assets and liabilities have not been allocated, in the absence of meaningful basis to allocate assets and liabilities between segments. Fixed assets are used interchangeably between segments.

Notes:

     1. Consequent to a settlement reached during the quarter, an amount of Rs. 469 million was received on July 15, 2004, which has been included in the net sales in accordance with Accounting Standard 9 (AS9) "Revenue Recognition" and Accounting Standard 4 (AS4) "Contingencies and Events Occurring After the Balance Sheet Date"
     2. The above results were taken on record by the Board of Directors of the Company at their meeting held on July 30, 2004.
     3. The financial results for the quarter ended June 30, 2004 have been subjected to a Limited Review by the statutory auditors of the Company.
     4.   Figures for the previous period have been regrouped where necessary.
     5.   Investor Complaint status:

--------------------------------------------------------------------------------------------
                      Total received during     Total resolved during
Outstanding as on        the quarter ended        the quarter ended        Outstanding as on
April 01, 2004             June 30, 2004            June 30, 2004            June 30, 2004
--------------------------------------------------------------------------------------------
      Nil                       133                       133                     Nil
--------------------------------------------------------------------------------------------


                                                FOR VIDESH SANCHAR NIGAM LIMITED



Place : Mumbai                                           S. K. GUPTA
Date  : July 30, 2004                                 MANAGING DIRECTOR